© GXO Logistics, Inc.© GXO Logistics, Inc. Third quarter 2026 results N O V E M B E R 3 , 2 0 2 6

© GXO Logistics, Inc. Disclaimer 2 Non-GAAP Financial Measures: As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables included in the attached appendix. GXO’s non-GAAP financial measures in this presentation include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted EBITDA margin, adjusted earnings before interest, taxes and amortization (“adjusted EBITA”), adjusted EBITA margin, adjusted EBITA, net of income taxes paid, adjusted net income attributable to GXO, adjusted earnings per share (basic and diluted) (“adjusted EPS”), free cash flow, free cash flow conversion, organic revenue, organic revenue growth, net leverage ratio, net debt, operating return on invested capital (“ROIC”) and net capital expenditures (“net capex”). We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, restructuring costs and unrealized gain/loss on FX contracts, a regulatory matter as well as net loss on divestiture of business, as set forth in the financial tables included in the attached appendix. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition and may include consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities), and certain costs related to integrating facilities and separating IT systems. Restructuring costs and other primarily consisted of severance paid to exiting members of the Company’s leadership team and to individuals as part of an initiative to optimize corporate expenses. The regulatory matter relates to a regulatory settlement. And net loss on divestiture of business primarily relates to the write-down loss resulting from the held-for-sale classification. We believe that free cash flow and free cash flow conversion are important measures of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as cash flows from operations less net capex; we calculate net capex as capital expenditures plus proceeds from sale of property and equipment. We calculate free cash flow conversion as free cash flow divided by adjusted EBITDA, expressed as a percentage. We believe that adjusted EBITDA, adjusted EBITDA margin, adjusted EBITA, adjusted EBITA margin, and adjusted EBITA, net of income taxes paid improve comparability from period to period by removing the impact of our capital structure (interest expense), asset base (depreciation and amortization), tax impacts and other adjustments as set forth in the financial tables included in the attached appendix, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains as set forth in the financial tables included in the attached appendix, which management has determined are not reflective of our core operating activities, including amortization of intangible assets acquired. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations. We believe that net leverage ratio and net debt are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents (excluding restricted cash) and adding bank overdrafts from our total debt and net debt as a ratio of our trailing twelve months adjusted EBITDA. We calculate ROIC as our trailing twelve months adjusted EBITA, net of income taxes paid, divided by the average invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance. With respect to our financial targets for full-year 2026 organic revenue growth, adjusted EBITDA, adjusted diluted EPS, and free cash flow conversion, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows in accordance with GAAP, that would be required to produce such a reconciliation. Forward-Looking Statements: This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our full year 2026 financial guidance of organic revenue growth, adjusted EBITDA, adjusted diluted EPS and free cash flow conversion. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our respective customers’ demands; our ability to successfully integrate and realize anticipated benefits, synergies, cost savings and profit improvement opportunities with respect to acquired companies, including the acquisition of Wincanton; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; our ability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fluctuations in customer confidence and spending; issues related to our intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; damage to our reputation; a material disruption of our operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; failure in properly handling the inventory of our customers; failure to successfully incorporate artificial intelligence and humanoids in connection with our growth strategy; the impact of potential cyber-attacks and information technology or data security breaches; and the inability to implement technology initiatives or business systems successfully; our ability to achieve Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

© GXO Logistics, Inc. Patrick Kelleher Chief Executive Officer Mark Suchinski Chief Financial Officer Kristine Kubacki Chief Strategy Officer Presenters 3

© GXO Logistics, Inc. Executive summary ● Strong revenue and earnings growth, with organic growth of +6.4% the strongest in over three years ● Quarterly sales wins of $375 million(2), expected incremental 2027 revenue of $630 million, as commercial momentum accelerates into 2027(2)(3). ● Approximately 40% of new business wins in strategic growth verticals year-to-date, reinforcing our position as partner of choice $3.6 billion 3Q Total Revenue $251 million 3Q Adjusted EBITDA (1) $65 million 3Q Net Income $0.89 3Q Adjusted Diluted EPS(1) (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (2) Based on closing September 30, 2026, FX rates of 1.33 GBP/USD and 1.13 EUR/USD. (3) Comparable position for year-ahead incremental revenue at 3Q 2025 was $690 million. 4

© GXO Logistics, Inc. 31% 31% 36% 39% 43% 69% 69% 64% 61% 57% 3Q 25 4Q 25 1Q 26 2Q 26 3Q 26 North America Other 3Q 25 3Q 26 YTD 25⁽²⁾ YTD 26⁽²⁾ Strong new business wins and continued pipeline momentum 5 Strategic verticals and North America are compounding into broad-based, sustainable commercial momentum $2.3 $2.3 $2.7 $3.1 $2.3 +34% growth +24% growth (1) Based on respective quarter closing FX rates. (2) YTD = nine months ended September 30th. $280 $375 $814 $1,013 Sales pipeline mix by region ($B)(1)New business wins ($M)(1)

Key strategic initiatives

Three priorities driving durable growth and margin expansion

COMMERCIAL EXCELLENCE
New business growth

3Q 2026 key wins and expansions

~40% of new wins in strategic growth verticals YTD

- Record $3.1B pipeline; new business wins up 34% year over year
- Deepened penetration of strategic growth verticals

OPERATIONAL EXCELLENCE
The GXO Way

The GXO Way playbook


SOLUTIONS
IMPLEMENTATION
RENEWALS - CONTINUOUS IMPROVEMENT
Customers
People
Governance
Partners

Leveraging global scale to drive site level productivity gains

- GXO Way playbook launched across strategic sites, led by LMS, automation and global scale
- Global procurement strategy formalized to unlock cost opportunities across sites

TECHNOLOGY EXCELLENCE
Automation and AI


GXO IQ

~50 sites targeted for GXO IQ deployment in 2026

- Warehouse AI platform live since Q1 2026 across all three regions
- AI agents rolling out in waves: forecasting, replenishment and picking optimization

GXO
© GXO Logistics, Inc.
6

© GXO Logistics, Inc. 3Q 2026 financial summary 7(1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. Strong commercial momentum driving an acceleration in organic growth Year-over-year comparison REVENUE $3.4B 3Q25 $3.6B 3Q26 ▲ 5.7% YoY ▲ organic revenue up 6.4%(1) ADJUSTED EBITDA(1) $251M 3Q25 $251M 3Q26 flat YoY ADJUSTED DILUTED EPS(1) $0.79 3Q25 $0.89 3Q26 ▲ 13% YoY

© GXO Logistics, Inc. Cash generation and financial position 8 (1) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information. (2) YTD = nine months ended September 30th . Operating cash flow $232M $156M $264M $263M 3Q25 3Q26 YTD25 YTD26 3Q ▼$76M · YTD ▼$1M Free cash flow(1) $187M $85M $96M $66M 3Q25 3Q26 YTD25 YTD26 3Q ▼$102M · YTD ▼$30M Operating ROIC(1) 49% 46% 3Q25 3Q26 > 30% long-term target Net leverage(1) 2.7x 2.7x 3Q25 3Q26 Unchanged YoY Investing in high-return organic growth while returning capital to shareholders

© GXO Logistics, Inc. FY 2026 guidance(1)(2) 9 Current Organic revenue growth 4% – 5% Adjusted EBITDA $945 – $965 million Adjusted diluted EPS $2.95 – $3.15 Free cash flow conversion 30% – 40% Guidance consistent with prior outlook (1) Based on current FX rates. (2) Refer to the ‘Non-GAAP Financial Measures’ section on slide 2. 9

© GXO Logistics, Inc. $43 $122 $132 $411 3Q 25 3Q 26 YTD 25⁽³⁾ YTD 26⁽³⁾ Pipeline momentum and sales diversification 10 (1) Based on pipeline as of September 30, 2026. (2) Based on respective quarterly closing FX rates. (3) YTD = nine months ended September 30th. (4) Industrials comprises, Industrial & Construction, Energy & Chemicals and Automotive. $3.1B(1) total pipeline 34% in strategic growth verticals New business wins in strategic growth verticals(2) $M new wins Aerospace and Defense Technology and Data Centers Industrials(4) Life Sciences $230B+ Combined total addressable market across our four strategic growth verticals

© GXO Logistics, Inc. New contract wins and outsourcing underpin long-term growth 11 Expected incremental revenue contributions from contracts won through 3Q 2026 YTD 2026 contract wins by source(2) Sites set up to support customer growth Sites previously operated by customers in-house 41% New activity 26% Outsourcing $630 million(1) signed for 2027 (1) Based on 2026 average FX rates of 1.34 GBP/USD and 1.16 EUR/USD. (2) Based on closing September 30, 2026, FX rates of 1.33 GBP/USD and 1.13 EUR/USD. Sites transferred from other 3PLs 33% Won from competitors >$1 billion total annualized contract wins Pre-2026 wins 1Q 2026 wins 2Q 2026 wins 3Q 2026 wins 2027 total expected incremental revenue $630 million of expected incremental revenue for 2027 won through 3Q 2026(1)

Q&A © GXO Logistics, Inc.

© GXO Logistics, Inc.© GXO Logistics, Inc. 13 Sharpening our Commercial Strategy Strengthening Leadership and Operational Execution Investing in capabilities and talent that will define our future Creating long-term value for customers and shareholders

Appendix

GXO Logistics, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA, Operating Income and Adjusted EBITDA Margins
(Unaudited)

(In millions USD)	Three months ended September 30, 2026	Three months ended September 30, 2025	Nine months ended September 30, 2026	Nine months ended September 30, 2025	Year ended December 31, 2025	Trailing Twelve Months Ended September 30, 2026
Net income (loss) attributable to GXO	$ 64	$ 59	$ 93	$ (11)	$ 32	$ 136
Net income attributable to noncontrolling interests ("NCI")	1	1	4	4	4	4
Net income (loss)	$ 65	$ 60	$ 97	$ (7)	$ 36	$ 140
Interest expense, net	36	35	103	103	133	133
Income tax expense	7	28	40	45	68	63
Depreciation and amortization expense	115	118	347	337	457	467
Transaction and integration costs	26	14	54	50	54	58
Restructuring costs and other	3	3	11	22	27	16
Regulatory matter	—	—	—	65	65	—
Net loss on divestiture of business	1	—	24	—	34	58
Unrealized (gain) loss on foreign currency contracts	(2)	(7)	(6)	11	7	(10)
Adjusted EBITDA[1]	$ 251	$ 251	$ 670	$ 626	$ 881	$ 925
Revenue	$ 3,590	$ 3,395	$ 10,329	$ 9,671		
Operating income	$ 96	$ 118	$ 212	$ 151		
Operating income margin[2]	2.7 %	3.5 %	2.1 %	1.6 %		
Adjusted EBITDA margin[1][3]	7.0 %	7.4 %	6.5 %	6.5 %		

(1) See the "Non-GAAP Financial Measures" section for additional information.
(2) Operating income margin is calculated as operating income divided by revenue for the period.
(3) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue for the period.

GXO
© GXO Logistics, Inc.

© GXO Logistics, Inc. GXO Logistics, Inc. Reconciliation of Net Income (Loss) to Adjusted EBITA and Adjusted EBITA Margin (Unaudited) Three months ended September 30, Nine months ended September 30, Year ended December 31, 2025 Trailing Twelve Months Ended September 30, 2026(In millions USD) 2026 2025 2026 2025 Net income (loss) attributable to GXO $ 64 $ 59 $ 93 $ (11) $ 32 $ 136 Net income attributable to NCI 1 1 4 4 4 4 Net income (loss) $ 65 $ 60 $ 97 $ (7) $ 36 $ 140 Interest expense, net 36 35 103 103 133 133 Income tax expense 7 28 40 45 68 63 Amortization of intangible assets acquired 27 31 84 90 119 113 Transaction and integration costs 26 14 54 50 54 58 Restructuring costs and other 3 3 11 22 27 16 Regulatory matter — — — 65 65 — Net loss on divestiture of business 1 — 24 — 34 58 Unrealized (gain) loss on foreign currency contracts (2) (7) (6) 11 7 (10) Adjusted EBITA(1) $ 163 $ 164 $ 407 $ 379 $ 543 $ 571 Revenue $ 3,590 $ 3,395 $ 10,329 $ 9,671 Adjusted EBITA margin(1)(2) 4.5% 4.8% 3.9% 3.9% (1) See the “Non-GAAP Financial Measures” section for additional information. (2) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue for the period.

GXO Logistics, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings Per Share
(Unaudited)

(In millions USD, shares in thousands, except per share amounts)	Three months ended September 30, 2026	Three months ended September 30, 2025	Nine months ended September 30, 2026	Nine months ended September 30, 2025
Net income (loss)	$ 65	$ 60	$ 97	$ (7)
Net income attributable to NCI	(1)	(1)	(4)	(4)
Net income (loss) attributable to GXO	$ 64	$ 59	$ 93	$ (11)
Amortization of intangible assets acquired	27	31	84	90
Transaction and integration costs	26	14	54	50
Restructuring costs and other	3	3	11	22
Regulatory matter	—	—	—	65
Net loss on divestiture of business	1	—	24	—
Unrealized (gain) loss on foreign currency contracts	(2)	(7)	(6)	11
Income tax associated with the adjustments above[1]	(17)	(9)	(32)	(36)
Adjusted net income attributable to GXO[2]	$ 102	$ 91	$ 228	$ 191
Adjusted basic EPS[2]	$ 0.90	$ 0.79	$ 1.99	$ 1.65
Adjusted diluted EPS[2]	$ 0.89	$ 0.79	$ 1.98	$ 1.64
Weighted-average shares outstanding used in computation of adjusted earnings per share				
Basic	113,899	114,473	114,538	116,075
Diluted[3]	114,636	115,329	115,395	116,540

(1) The income tax rate applied to items is based on the GAAP annual effective tax rate.
(2) See the "Non-GAAP Financial Measures" section for additional information.
(3) The nine months ended September 30, 2025, calculation of earnings per share - diluted (GAAP) excludes 465 thousand shares due to their anti-dilutive effect.

GXO
© GXO Logistics, Inc.

© GXO Logistics, Inc. GXO Logistics, Inc. Other Reconciliations (Unaudited) Reconciliation of cash flows from operations to free cash flow: Three months ended September 30, Nine months ended September 30, (In millions USD) 2026 2025 2026 2025 Cash flows from operations(1) $ 156 $ 232 $ 263 $ 264 Capital expenditures (74) (144) (204) (269) Proceeds from sale of property and equipment 3 99 7 101 Net capital expenditures (“Net capex”)(2) (71) (45) (197) (168) Free cash flow(2) $ 85 $ 187 $ 66 $ 96 (1) Net cash provided by operating activities. (2) See the “Non-GAAP Financial Measures” section for additional information.

© GXO Logistics, Inc. GXO Logistics, Inc. Other Reconciliations (Unaudited) Reconciliation of revenue to organic revenue: Three months ended September 30, Nine months ended September 30, (In millions USD) 2026 2025 2026 2025 Revenue $ 3,590 $ 3,395 $ 10,329 $ 9,671 Foreign exchange rates 22 — (205) — Organic revenue(1) $ 3,612 $ 3,395 $ 10,124 $ 9,671 Revenue growth(2) 5.7% 6.8 % Organic revenue growth(1)(3) 6.4% 4.7% (1) See the “Non-GAAP Financial Measures” section for additional information. (2) Revenue growth is calculated as the change in the period-over-period revenue divided by the prior period, expressed as a percentage. (3) Organic revenue growth is calculated as the change in the period-over-period organic revenue divided by the prior period, expressed as a percentage.

GXO Logistics, Inc.
Return on Invested Capital
(Unaudited)

Adjusted EBITA, net of income taxes paid:

(In millions USD)	Nine months ended September 30, 2026	Nine months ended September 30, 2025	Year ended December 31, 2025	Trailing Twelve Months Ended September 30, 2026
Adjusted EBITA[(1)]	$ 407	$ 379	$ 543	$ 571
Less: Cash paid for income taxes	(54)	(35)	(59)	(78)
Adjusted EBITA[(1)], net of income taxes paid	$ 353	$ 344	$ 484	$ 493

(1) See the "Non-GAAP Financial Measures" section for additional information.

Return on Invested Capital (ROIC):

(In millions USD)	September 30, 2026	September 30, 2025	Average
Selected assets:			
Accounts receivable, net	$ 2,188	$ 2,015	$ 2,102
Other current assets	416	452	434
Property and equipment, net	1,268	1,197	1,233
Selected liabilities:			
Accounts payable	(740)	(716)	(728)
Accrued expenses	(1,555)	(1,523)	(1,539)
Other current liabilities[(1)]	(413)	(430)	(422)
Invested capital	$ 1,164	$ 995	$ 1,080

Trailing twelve months net income to average invested capital	13.0%
Operating return on invested capital[(2)(3)]	45.6%

(1) As of September 30, 2026, excludes $2 million of bank overdraft.
(2) See the "Non-GAAP Financial Measures" section for additional information.
(3) The ratio of operating return on invested capital is calculated as trailing twelve months adjusted EBITA, net of income taxes paid, divided by the average invested capital.

GXO

© GXO Logistics, Inc.

© GXO Logistics, Inc. GXO Logistics, Inc. Liquidity Reconciliations (Unaudited) Reconciliation of total debt and net debt: (In millions USD) September 30, 2026 Current debt $ 366 Long-term debt 2,452 Total debt(1) $ 2,818 Plus: Bank overdrafts (included in Other current liabilities) 2 Less: Cash and cash equivalents (excluding restricted cash) (340) Net debt(2) $ 2,480 Reconciliation of total debt to net income ratio: (In millions USD) September 30, 2026 Total debt $ 2,818 Trailing twelve months net income $ 140 Debt to net income ratio 20.1x Reconciliation of net leverage ratio: (In millions USD) September 30, 2026 Net debt(2) $ 2,480 Trailing twelve months adjusted EBITDA(2) $ 925 Net leverage ratio(2) 2.7x (1) Includes finance leases and other debt of $497 million as of September 30, 2026. (2) See the “Non-GAAP Financial Measures” section for additional information.

© GXO Logistics, Inc. GXO Logistics, Inc. Reconciliation of Net Income (Loss) to Adjusted EBITA and Adjusted EBITA Margins (unaudited) Three months ended September 30, Nine months ended September 30, Year ended December 31, 2024 Trailing twelve months ended September 30, 2025(In millions USD) 2025 2024 2025 2024 Net income (loss) attributable to GXO $ 59 $ 33 $ (11) $ 34 $ 134 $ 89 Net income attributable to NCI 1 2 4 4 4 4 Net income (loss) $ 60 $ 35 $ (7) $ 38 $ 138 $ 93 Interest expense, net 35 33 103 69 103 137 Income tax expense 28 7 45 11 8 42 Amortization of intangible assets acquired 31 36 90 77 108 121 Transaction and integration costs 14 21 50 55 76 71 Restructuring costs and other 3 9 22 26 27 23 Regulatory matter and litigation expense — (1) 65 59 59 65 Unrealized (gain) loss on foreign currency contracts (7) 8 11 4 (11) (4) Adjusted EBITA(1) $ 164 $ 148 $ 379 $ 339 $ 508 $ 548 (1) See the “Non-GAAP Financial Measures” section for additional information.

© GXO Logistics, Inc. Adjusted EBITA, net of income taxes paid: Nine months ended September 30, Year ended December 31, 2024 Trailing Twelve Months Ended September 30, 2025(In millions USD) 2025 2024 Adjusted EBITA(1) $ 379 $ 339 $ 508 $ 548 Less: Cash paid for income taxes (35) (26) (43) (52) Adjusted EBITA(1), net of income taxes paid $ 344 $ 313 $ 465 $ 496 Return on Invested Capital (ROIC): September 30, (In millions USD) 2025 2024 Average Selected assets: Accounts receivable, net $ 2,015 $ 1,968 $ 1,992 Other current assets 452 443 448 Property and equipment, net 1,197 1,161 1,179 Selected liabilities: Accounts payable (716) (748) (732) Accrued expenses (1,523) (1,411) (1,467) Other current liabilities (430) (369) (400) Invested capital $ 995 $ 1,044 $ 1,020 Trailing twelve months net income to average invested capital 9.1% Operating return on invested capital(1)(2) 48.6% GXO Logistics, Inc. Return on Invested Capital (Unaudited) (1) See the “Non-GAAP Financial Measures” section for additional information. (2) The ratio of operating return on invested capital is calculated as trailing twelve months adjusted EBITA, net of income taxes paid, divided by the average invested capital. (1) See the “Non-GAAP Financial Measures” section for additional information.

© GXO Logistics, Inc. Three months ended September 30, Nine months ended September 30, Year ended December 31, 2024 Trailing twelve months ended September 30, 2025(In millions USD) 2025 2024 2025 2024 Net income (loss) attributable to GXO $ 59 $ 33 $ (11) $ 34 $ 134 $ 89 Net income attributable to NCI 1 2 4 4 4 4 Net income (loss) $ 60 $ 35 $ (7) $ 38 $ 138 $ 93 Interest expense, net 35 33 103 69 103 137 Income tax expense 28 7 45 11 8 42 Depreciation and amortization expense 118 111 337 302 415 450 Transaction and integration costs 14 21 50 55 76 71 Restructuring costs and other 3 9 22 26 27 23 Regulatory matter and litigation expense — (1) 65 59 59 65 Unrealized (gain) loss on foreign currency contracts (7) 8 11 4 (11) (4) Adjusted EBITDA(1) $ 251 $ 223 $ 626 $ 564 $ 815 $ 877 GXO Logistics, Inc. Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margins (Unaudited) (1) See the “Non-GAAP Financial Measures” section for additional information.

© GXO Logistics, Inc. GXO Logistics, Inc. Liquidity Reconciliations (Unaudited) Reconciliation of total debt and net debt: (In millions USD) September 30, 2025 Current debt $ 522 Long-term debt 2,176 Total debt(1) $ 2,698 Less: Cash and cash equivalents (excluding restricted cash) (339) Net debt(2) $ 2,359 Reconciliation of total debt to net income ratio: (In millions USD) September 30, 2025 Total debt $ 2,698 Trailing twelve months net income $ 93 Debt to net income ratio 29.0x Reconciliation of net leverage ratio: (In millions USD) September 30, 2025 Net debt(2) $ 2,359 Trailing twelve months adjusted EBITDA(2) $ 877 Net leverage ratio(2) 2.7x (1) Includes finance leases and other debt of $416 million as of September 30, 2025. (2) See the “Non-GAAP Financial Measures” section for additional information.

© GXO Logistics, Inc. Three months ended June 30, (In millions USD) 2026 Net income attributable to GXO $ 25 Net income attributable to noncontrolling interests (“NCI”) 2 Net income $ 27 Interest expense, net 35 Income tax expense 21 Depreciation and amortization expense 117 Transaction and integration costs 12 Restructuring costs and other 5 Regulatory matter — Net loss on divestiture of business 2 Unrealized (gain) loss on foreign currency contracts — Adjusted EBITDA(1) $ 219 Revenue $ 3,441 Operating income $ 77 Operating income margin(2) 2.2 % Adjusted EBITDA margin(1)(3) 6.4 % GXO Logistics, Inc. Reconciliation of Net Income to Adjusted EBITDA, Operating Income and Adjusted EBITDA Margins (Unaudited) (1) See the “Non-GAAP Financial Measures” section for additional information. (2) Operating income margin is calculated as operating income divided by revenue for the period. (3) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue for the period.